Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
Consent of Netherland, Sewell & Associates, Inc.
Consent of Miller & Lents, Ltd.
Press Release dated May 24, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2004

THE HOUSTON EXPLORATION COMPANY

(Exact name of registrant as specified in charter)

Delaware
(State of Incorporation)

001-11899 (Commission File No.)	22-2674487 (I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 2000, Houston, Texas 77002-5215
(Address of Principal Executive Offices, including Zip code)

(713) 830-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

     On May 24, 2004, we issued a press release announcing an exchange transaction (the “Exchange”) with KeySpan Corporation, whereby we will contribute our Appalachian Basin assets, substantially all of the net proceeds from our common stock offering and additional cash borrowed under our revolving bank credit facility to our wholly-owned subsidiary, Seneca-Upshur Petroleum, Inc., and then we will convey to KeySpan all of the shares of Seneca-Upshur in exchange for 10,800,000 shares of our common stock held by KeySpan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

     The Exchange was reviewed and approved by a special committee of our Board comprised of four independent directors, Messrs. Harold R. Logan, Jr. (Chairman), David G. Elkins, Donald C. Vaughn and John U. Clarke. Each committee member received $40,000 ($50,000 for the chairman), as well as reimbursement of expenses, for service by such director on the special committee. The special committee retained special outside legal counsel, as well as the financial advisory firm of Petrie Parkman & Co., to assist the committee in its review. In addition, the special committee discussed the terms of the Exchange with our senior management. After completing its review, the special committee unanimously concluded that the Exchange was advisable and in our best interests. In reaching its decision, the special committee considered numerous factors in consultation with its financial and legal advisors. The special committee also took into account the opinion delivered to it by Petrie Parkman & Co. to the effect that the consideration to be paid or received by us in the Exchange is fair from a financial point of view to us and our stockholders, other than KeySpan.

     As recognition for the successful leadership of our management in developing and consummating the Exchange, our Board of Directors may pay a bonus to our Chief Executive Officer and other senior management as a result of the Exchange, if consummated. The amount, if any, paid to our Chief Executive Officer will not exceed $3.5 million.

     The transactions are subject to several conditions to closing. Accordingly, no assurance can be given that the transactions will be completed.

     This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this report are forward looking statements and reflect our current expectations and are based on current available information. The words “expect,” “will,” and similar expressions are intended to identify forward-looking statements. The expectations in this report regarding the consummation and subsequent results of any transaction rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from those anticipated as of the date of this report. While we believe the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact future performance. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among other things, price volatility, the risk of future writedowns, the inability to find and develop reserves, the inaccuracy of assumptions on which reserve estimates are based, the inability to meet substantial capital requirements, the constraints imposed by current or future indebtedness, failure of the Exchange to qualify as a tax-free transaction, costs and other difficulties related to the transactions, failure to satisfy conditions precedent to the transactions, including the common stock offering, reserve replacement risks, drilling risks, and other factors inherent in the exploration for and production of natural gas and crude oil. These factors, when applicable, are discussed in our filings with the Securities and Exchange Commission, copies of which are available to the public. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	23.1	Consent of Netherland, Sewell & Associates, Inc.

	23.2	Consent of Miller and Lents, Ltd.

	99.1	Press Release of The Houston Exploration Company dated May 24, 2004

Item 9.    Regulation FD Disclosure.

     We confirm that the consummation of the Exchange and related transactions will not change our 2004 operational and financial guidance previously provided in our press releases dated November 6, 2003 and April 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOUSTON EXPLORATION COMPANY
Dated: May 24, 2004	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Netherland, Sewell & Associates, Inc.

23.2	Consent of Miller & Lents, Ltd.

99.1	Press Release of The Houston Exploration Company dated May 24, 2004